UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	333-269862	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	Not Currently Listed

Class A Ordinary Shares, par value $0.0001 per share	OAKU	Not Currently Listed

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	Not Currently Listed

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	Not Currently Listed

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the shareholders of Oak Woods Acquisition Corporation (the “Company”) at the Extraordinary General Meeting held on July 8, 2026, the following proposals were approved thereby amending the Amended and Restated Articles and memorandum of Association (the “Charter”) to give the Company the right to extend the date by which the Company has to complete a business combination from March 28, 2026 (“Current Outside Date”) to March 28, 2027, and that such resolution be made retroactively effective as of the Current Outside Date (the “Charter Amendment Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 8, 2026, the Company held the Extraordinary General Meeting. As of the close of business on June 16, 2026, the record date fixed by the board of directors of the Company, the outstanding ordinary shares of the Company entitled to vote consisted of 3,083,606 Ordinary Shares. Each Ordinary Share entitles the holder to one vote.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Extraordinary General Meeting are as follows:

1. The Charter Amendment Proposal

Shareholders approved the Charter Amendment Proposal. Approval of the Charter Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding ordinary shares voted in person or by proxy at the Extraordinary General Meeting. The Charter Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
2,398,953	208,150	0

2. The Adjournment Proposal

Shareholders approved the Adjournment Proposal. Approval of the Adjournment Proposal was passed though as a result of the approval of The Charter Amendment Proposal. The Adjournment Proposal required an ordinary resolution under Cayman Islands law of a simple majority of such holders of the issued and outstanding ordinary shares voted in person or by proxy at the Extraordinary General Meeting or any adjournment thereof. The Adjournment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
2,398,953	208,150	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extraordinary General Meeting of shareholders held by the Company on July 8, 2026, 1,269,163 ordinary shares were tendered for redemption, leaving 33,818 Class A ordinary shares held in trust and 1,814,443 ordinary shares issued and outstanding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Minutes of Extension Amendment to the Amended and Restated Memorandum and Articles of Association of Oak Woods Acquisition Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2026

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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